Exhibit 24.1
                            TAMPA ELECTRIC COMPANY
                               POWER OF ATTORNEY

      WHEREAS, the Board of Directors of Tampa Electric Company, a Florida corporation, at a meeting held on January 15, 1997, authorized the officers and Directors of the Company to execute an Annual Report on Form 10-K and authorized the officers of the Company to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Company, does hereby appoint R.
H. Kessel, W. L. Griffin and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Company, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

      IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.

/s/ T. L. Guzzle                                      January 15, 1997
T. L. Guzzle, Chairman of the Board,
Director and Chief Executive Officer
(Principal Executive Officer)

/s/ A. D. Oak                                         January 15, 1997
A.D. Oak, Vice President,
Treasurer and Chief Financial Officer
(Principal Financial Officer)

/s/ W. L. Griffin                                     January 15, 1997
W. L. Griffin, Vice President-Controller
(Principal Accounting Officer)








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                                                                  Exhibit 24.1

/s/ G. F. Anderson                                    January 15, 1997
G. F. Anderson, Director

/s/ C. D. Ausley                                      January 15, 1997
C. D. Ausley, Director

/s/ S. L. Baldwin                                     January 15, 1997
S. L. Baldwin, Director

/s/ H. L. Culbreath                                   January 15, 1997
H. L. Culbreath, Director

/s/ J. L. Ferman, Jr.                                 January 15, 1997
J. L. Ferman, Jr., Director

/s/ E. L. Flom                                        January 15, 1997
E. L. Flom, Director

/s/ H. R. Guild, Jr                                   January 15, 1997
H. R. Guild, Jr., Director

/s/ D. R. Hendrix                                     January 15, 1997
D. R. Hendrix, Director

/s/ R. L. Ryan                                        January 15, 1997
R. L. Ryan, Director

/s/ W. P. Sovey                                       January 15, 1997
W. P. Sovey, Director

/s/ J. T. Touchton                                    January 15, 1997
J. T. Touchton, Director

/s/ J. A. Urquhart                                    January 15, 1997
J. A. Urquhart, Director

/s/ J. O. Welch, Jr.                                  January 15, 1997
J. O. Welch, Jr.,  Director













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